Written Statement of the President and Chief Executive Officer
              Pursuant to 18 U.S.C. ss.1350, as adopted pursuant to
                    ss.906 of the Sarbanes-Oxley Act of 2002

     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Executive Officer of LaCrosse Footwear, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 28, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Joseph P. Schneider
-------------------------------
Joseph P. Schneider
August 4, 2003

A signed original of this written statement required by Section 906 has been provided to LaCrosse Footwear, Inc. and will be retained by LaCrosse Footwear, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.